Exhibit 99.1

NEWS RELEASE

TO BUSINESS EDITOR:

PEOPLES FINANCIAL SERVICES CORP. Reports Second Quarter 2021 Earnings

Scranton, PA, July 21, 2021/PRNEWSWIRE/ – Peoples Financial Services Corp. (“Peoples”) (NASDAQ: PFIS), the bank holding company for Peoples Security Bank and Trust Company, today reported unaudited financial results at and for the three months and six months ended June 30, 2021. Peoples reported net income of $8.5 million, or $1.18 per diluted share for the three months ended June 30, 2021, an increase of 12.6% when compared to $7.6 million, or $1.03 per diluted share for the comparable period of 2020. The increase in earnings for the three months ended June 30, 2021 is primarily the result of a $1.7 million decrease to the provision for loan losses, partially offset by a $0.2 million decrease to pre-provision net interest income, an increase to noninterest expense of $0.3 million and a higher income tax provision of $0.2 million.

Net income for the six months ended June 30, 2021, totaled $18.0 million or $2.49 per diluted share, a 40.1% increase when compared to $12.9 million or $1.74 per diluted share for the comparable period of 2020. The increase in earnings in the 2021 six month period is the product of a decrease to our provision for loan losses of $5.7 million, primarily due to an adjustment in the year ago period to the economic qualitative factors included in our allowance for loan losses methodology relating to the impact of COVID-19, an increase to pre-provision net interest income of $1.0 million and a decrease to noninterest expense of $0.7 million. Partially offsetting the increase were a higher income tax provision of $2.2 million and slightly lower noninterest income of $0.1 million.

In addition to evaluating its results of operations in accordance with GAAP, Peoples routinely supplements its evaluation with an analysis of certain non-GAAP financial measures, such as tangible stockholders’ equity and core net income ratios. The reported results included in this release contain items, which Peoples considers non-core, namely gains and losses incurred within the investment securities portfolio. Peoples believes the reported non-GAAP financial measures provide information useful to investors in understanding its operating performance and trends. Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. The non-GAAP financial measures Peoples uses may differ from the non-GAAP financial measures of other financial institutions.

Core net income, which we have defined to exclude gains or losses from our investment securities portfolio, for the three months ended June 30, totaled $8.5 million and $7.5 million in 2021 and 2020, respectively. Core net income per share for the three months ended June 30, 2021 was $1.18, a 15.7% increase from $1.02 reported for the same period in 2020. Core net income in the 2021 second quarter excludes a pre-tax $17 thousand unrealized loss on our equity investment portfolio. Core net income for 2020 excludes a $39 thousand unrealized gain on our equity investment portfolio.

Core net income for the six months ended June 30, 2021 was $18.0 million or $2.49 per diluted share, a 41.6% increase when compared to $12.7 million or $1.72 per diluted share for the same period of 2020. Core net income for the current period excludes a pre-tax unrealized gain of $4 thousand on our equity investment portfolio. Core net income for 2020 was impacted by a pre-tax gain of $267 thousand on the sale of debt securities and a $84 thousand unrealized loss on our equity investment securities portfolio

NOTABLES

●	Record first half earnings of $18.0 million or $2.49 per diluted share.
●	Dividends declared for six months ended June 30, 2021 of $0.74 per share represents a 2.8% increase from the same period in 2020.
●	Return on average assets was 1.14% and 1.23% for the three and six months ended June 30, 2021 compared to 1.13% and 1.00% for the three and six months ended June 30, 2020.
●	Return on average equity was 10.71% and 11.35% for the three and six months ended June 30, 2021 compared to 9.87% and 8.48% for the three and six months ended June 30, 2020.

●	Loan growth during 2021, excluding Paycheck Protection Program (“PPP”) loans, totaled $94.1 million, or 4.7%. PPP loan balances at June 30, 2021 total $154.2 million.
●	Assisted our small business customers secure $157.1 million of PPP loan forgiveness during 2021, and also assisted in originating $121.6 million of new funding under the second round of PPP to support the operations of our small business customers.
●	Deposits grew $401.6 million or 18.2% for the twelve months ended June 30, 2020 and grew $61.4 million during the three months ended June 30, 2021.
●	Book value per share improved to $45.11 at June 30, 2021 from $42.55 at June 30, 2020, and from $44.00 at March 31, 2021.
●	Tangible book value per share, a non-GAAP measure, increased 7.3% to $36.21 at June 30, 2021 from $33.74 at June 30, 2020, and increased 3.2% from $35.10 at March 31, 2021.
●	Tax-equivalent net interest income increased $1.0 million or 2.5% to $41.8 million for the six months ended June 30, 2021 compared to $40.8 million for the same period in 2020.
●	Provision for loan losses for the six months ended June 30, 2021 decreased $5.7 million from the comparable six month period in 2020, the product of a $0.4 million release from the allowance for loan losses in the current period and a $5.3 million provision for loan losses in the year ago period.
●	Nonperforming assets as a percentage of loans and foreclosed assets at June 30, 2021 improved to 0.33% from 0.62% at June 30, 2020, and from 0.38% at March 31, 2021.

 INCOME STATEMENT REVIEW

Calculated on a fully taxable equivalent basis (“FTE”), our tax-equivalent net interest margin for the three months ended June 30, 2021 was 2.96%, a decrease of 40 basis points when compared to 3.36% for the same period in 2020. Our tax equivalent net interest margin for the six months ended June 30, 2021 was 3.05%, a decrease of 38 basis points when compare to 3.43% for the six month period in 2020. The tax-equivalent yield on interest-earning assets decreased 58 basis points to 3.32% during the three months ended June 30, 2021 from 3.90% during the year ago period. For the six months ended June 30, 2021, the tax-equivalent yield on interest-earning assets decreased 64 basis points to 3.43% from 4.07% during the corresponding period of 2020. The decrease in yield is due to lower market rates, a result of the Federal Open Market Committee ("FOMC") cutting the federal funds rate by 150 basis points in the first three months of 2020. The decrease in market rates resulted in lower rates on our existing adjustable rate loans and affected rates on new originations. Additionally, higher levels of federal funds sold at historically low rates contributed to the decrease in net interest margin.  At the same time, we experienced lower interest-bearing liability costs due to lower market rates and our actions to reduce deposit rates. This was partially offset however by the additional interest expense on subordinated debt we issued during the second quarter of 2020. Our cost of funds, which represents our average rate paid on total interest-bearing liabilities, decreased 25 basis points to 0.50% for the three months ended June 30, 2021 when compared to 0.75% during the year ago period. For the six months ended June 30, 2021 our average rate paid on total interest-bearing liabilities was 0.54% a decrease of 34 basis points when compared to 0.88% for the same period in 2020.

Second Quarter 2021 Results – Comparison to Prior-Year Quarter

Tax-equivalent net interest income for the three months ended June 30, decreased $0.2 million or 0.9% to $20.6 million in 2021 from $20.8 million in 2020. The decrease in tax equivalent net interest income was largely due to lower taxable interest on loans of $1.1 million, as historically low market rates resulted in a negative rate variance, as asset yields continue to reprice lower.  Partially offsetting the lower loan interest income was lower interest expense of $0.9 million due to our focus to lower deposit and borrowing costs in the current low market rate environment.  The increase to total average earning assets of $303.3 million partially offset the lower yields. PPP loans averaged $197.1 million in the three-month period ended June 30, 2021 with interest and fees totaling $1.3 million. The tax-equivalent yield on the loan portfolio decreased to 3.83% for the three months ended June 30, 2021, compared to 4.16% for the comparable period in 2020 due to lower market rates and the lower yield earned on PPP loans which carry a 1.00% interest rate. Loans, net averaged $2.2 billion for the three months ended June 30, 2021 and 2020. For the three months ended June 30, the tax-equivalent yield on total investments decreased to 2.13% in 2021 from 2.41% in 2020. Average investments totaled $343.0 million in 2021 and $303.6 million in 2020. Average interest-bearing liabilities increased $180.6 million for the three months ended June 30, 2021, compared to the corresponding period last year due to higher customer savings rates and strong organic deposit growth of new customer relationships which resulted in lowering our short-term and long-term borrowings.

For the three months ended June 30, 2021, the provision for loan losses decreased $1.7 million to $0.1 million from $1.8 million in the year ago period which reflected an increase to the asset quality qualitative factors in our allowance for loan losses methodology due to deferments requested on commercial loans and resulting risk rating migration. The provision for loan losses in the three month period ended June 30, 2021 is the result of growth of non-PPP loans, improved asset quality and reversal of the COVID-related asset quality qualitative adjustment made in the year ago period in our allowance for loan losses methodology.

Noninterest income for the three months ended June 30, 2021 and 2020 was $3.4 million. Services charges, fees, commissions and other were higher by $0.2 million due to increased debit card interchange revenue and slightly higher service charges on consumer and commercial deposit accounts. Wealth management revenue increased $0.2 million in the three month period ended June 30, 2021 due to a higher number of transactions. Revenue generated from our commercial loan interest rate swaps decreased $0.4 million from the year ago period due to a lower number of transactions and a lower valuation adjustment, and mortgage banking revenue declined $0.1 million in the three month period ended June 30, 2021 from lower volumes of mortgages sold into the secondary market.

Noninterest expense increased $0.3 million or 2.2% to $13.5 million for the three months ended June 30, 2021, from $13.2 million for the three months ended June 30, 2020. Salaries and employee benefits increased $0.2 million or 2.9% due primarily to higher deferred costs, which are recorded as a contra-salary expense, of $0.8 million in the year ago period related to a higher number of PPP loan originations. Salary expense decreased $0.4 million in the three month period ended June 30, 2021 as employee incentives related to the processing of the PPP loans were paid out during the year ago period and employee benefits expense decreased $0.2 million due to lower payroll taxes and health insurance costs. Other expenses increased $0.1 million or 3.6% due primarily to higher Pennsylvania shares tax expenses.

Six-Month Results – Comparison to Prior Year First Six Months

Tax-equivalent net interest income for the six months ended June 30, increased $1.0 million or 2.5% to $41.8 million in 2021 from $40.8 million in 2020. The increase in tax equivalent net interest income was largely due to lower interest bearing deposit costs of $2.3 million, as progress was made in lowering deposit rates in the historically low market rate environment.  Partially offsetting the lower interest-bearing liability costs was a decrease of $1.4 million to our tax equivalent interest income primarily from a $1.3 million decrease in loan interest, as loans continue to reprice lower during the current low market rate environment.  The increase to total average earning assets of $365.1 million partially offset the lower yields. PPP loans averaged $196.2 million in the six-month period ended June 30, 2021 with interest and fees totaling $3.8 million. The tax-equivalent yield on the loan portfolio decreased to 3.96% for the six months ended June 30, 2021, compared to 4.34% for the comparable period in 2020 due to lower market rates and the lower yield earned on PPP loans which carry a 1.00% interest rate. Loans, net averaged $2.2 billion for the six months ended June 30, 2021 and 2020, respectively. For the six months ended June 30, the tax-equivalent yield on total investments decreased to 2.14% in 2021 from 2.44% in 2020. Average investments totaled $337.7 million in 2021 and $309.9 million in 2020. Average interest-bearing liabilities increased $212.2 million for the six months ended June 30, 2021, compared to the corresponding period last year due to higher customer savings rates, strong organic deposit growth of new customer relationships, and government stimulus payments.  Total average deposits increased $452.3 million for the six months ended June 30, 2021, compared to the comparable period last year which resulted in lowering our higher costing short-term and long-term borrowings.

The provision for loan losses was negative $0.4 million for the six months ended June 30, 2021, a decrease of $5.7 million from the $5.3 million provision for the comparable period of 2020. The lower provision in the six month period ended June 30, 2021 is due to improved credit quality and the resulting reversal of the COVID-related asset quality qualitative factor adjustment made in the year ago period in our allowance for loan losses methodology. The higher provision in the year ago period reflects changes made to the qualitative factors related to economic and credit quality declines resulting from the onset of the coronavirus pandemic and its uncertain economic impact.

Noninterest income for the six months ended June 30, 2021 was $6.9 million compared with $7.0 million for the year ago period, a decrease of $0.1 million or 1.0%. The year ago period included a net gain of $0.2 million from a sale of a pool of municipal bonds, offset by an unrealized loss related to our equity security. Service charges, fees, commissions and other are lower in the six month period ended June 30, 2021 by $0.2 million as an accrual adjustment to a bank owned life insurance benefit, a lower Federal Home Loan Bank dividend and a decrease to service charges on consumer and commercial deposit accounts were partially offset by an increase to our debit card interchange revenue. Wealth management revenue increased $0.2 million in the six month period ended June 30, 2021 due to a higher number of transactions and commissions and fees on fiduciary activities increased $0.1 million due primarily to market appreciation.

Noninterest expense decreased $0.7 million or 2.7% to $26.2 million for the six months ended June 30, 2021, from $26.9 million for the six months ended June 30, 2020. Salaries and employee benefits decreased $1.1 million or 7.3% due to a lower number of full-time equivalent employees, lower health insurance costs and higher deferred costs on loan originations which are recorded as a contra-salary expense. Occupancy and equipment expenses were higher by $0.2 million due to information technology investments related to mobile/digital banking solutions in the six month period ended June 30, 2021. Other expenses were higher by $0.2 million due primarily to higher Pennsylvania shares tax expense and an increase in FDIC insurance assessments in the six month period ended June 30, 2021 attributed to the receipt of a credit in the year ago period related to the Deposit Insurance Fund's (DIF) minimum reserve ratio assessment.

The provision for income tax expense increased $2.2 million for the six months ended June 30, 2021 compared to the year ago period due to higher levels of book taxable income and a $0.6 million deferred tax adjustment related to prior periods.

 BALANCE SHEET REVIEW

At June 30, 2021, total assets, loans and deposits were $3.0 billion, $2.2 billion and $2.6 billion, respectively. Loans balances increased from December 31, 2020 as loan demand, exclusive of PPP loans, improved during the second quarter. Loan growth during the first six months was $94.1 million when excluding a net decrease of $35.3 million of Small Business Administration (“SBA”) PPP loans. Commercial real estate and tax-exempt loans made up the majority of growth.  During the first half of 2021, we funded an additional 1,062 loans totaling $121.6 million under the SBA’s second PPP loan program.  Total deposits increased $174.7 million or 7.2% from December 31, 2020 due to organic growth of customer relationships throughout all our markets, additional deposits by our commercial and municipal customers and federal government stimulus payments. Non-interest bearing deposits increased $49.8 million or 8.0% and interest-bearing deposits increased $124.9 million or 6.9% during the six months ended June 30, 2021. Total investments were $343.7 million at June 30, 2021, including $336.4 million securities classified as available-for-sale and $7.1 million classified as held-to-maturity.

Stockholders' equity equaled $324.9 million or $45.11 per share at June 30, 2021, and $316.9 million or $43.92 per share at December 31, 2020. The increase in stockholders’ equity from December 31, 2020 is attributable to net income, partially offset by a decrease to accumulated other comprehensive income (“AOCI”) resulting from a decrease to the unrealized gain on investment securities and dividends paid to shareholders.  Tangible stockholders' equity improved to $36.21 per share at June 30, 2021, from $35.00 per share at December 31, 2020. Dividends declared for the six months ended June 30, 2021 amounted to $0.74 per share, a 2.8% increase from the 2020 period, representing a dividend payout ratio of 29.7%.

ASSET QUALITY REVIEW

Nonperforming assets were $7.3 million or 0.33% of loans, net and foreclosed assets at June 30, 2021, compared to $10.5 million or 0.48% of loans, net and foreclosed assets at December 31, 2020.  The decrease in non-performing assets from year end was primarily due to the payoff of a non-accrual commercial loan and the sale of several foreclosed properties.  The Company's allowance for loan losses decreased $0.6 million or 2.2% during the first six months of 2021, due to a $0.4 million release from the allowance for loan losses in the current period resulting from improved credit quality. The allowance for loan losses at June 30, 2021 continued to reflect the provisions added during 2020 from our adjustment of qualitative factors in our allowance for loan losses methodology, due to economic decline and expectation of increased credit losses from COVID-19's adverse impact on economic and business operating conditions. The allowance for loan losses equaled $26.7 million or 1.20% of loans, net at June 30, 2021 compared to $27.3 million or 1.26% of loans, net, at December 31, 2020.  Excluding PPP loans which do not carry an allowance for losses due to a 100% government guarantee, the ratio equaled 1.28% at June 30, 2021.  Loans charged-off, net of recoveries, for the six months ended June 30, 2021, equaled $0.2 million or 0.02% of average loans, compared to $1.0 million or 0.10% of average loans for the comparable period last year.

Impact of COVID-19

Operationally, as COVID-19 events unfold, our continued priority is the health and safety of our customers and employees. We continue to follow the recommendations of our state governments as to conducting business and continue to maintain safety protocols. Currently all our offices have returned to pre-pandemic operating hours with full lobby access.

From a lending perspective, loan growth, excluding our PPP loan transactions, improved during the second quarter as economic activity began to improve in our markets.  The PPP loans approved and funded during 2020 totaling $217.5 million had outstanding balances at December 31, 2020 of $189.6 million and have remaining balances of $32.6 million at June 30, 2021.  Our lending team and credit professionals have assisted our small business customers to secure $157.1 million of loan forgiveness from the SBA.  During 2021, we originated $121.6 of new loans under the second round of PPP to support our small business customers still impacted by COVID-19.  We expect the majority of PPP loans to be forgiven during the remaining months of 2021.

From a credit risk perspective, the Company implemented a customer payment deferral program to assist both consumer and business borrowers that may have experienced financial hardship due to COVID-19 related challenges, and at the start of the pandemic, the Company granted payment deferral requests for up to six months to a total of 481 commercial loans with outstanding loan balances of $306.9 million and to 505 consumer loans with outstanding balances of $23.3 million.  At June 30, 2021, all commercial and consumer loans, with the exception of six consumer loans, have come off of deferral as borrowers have begun to make their regular payments.

About Peoples:

Peoples Financial Services Corp. is the parent company of Peoples Security Bank and Trust Company, a community bank serving Bucks, Lackawanna, Lebanon, Lehigh, Luzerne, Monroe, Montgomery, Northampton, Schuylkill, Susquehanna, and Wyoming Counties in Pennsylvania and Broome County in New York through 26 offices. Each office, interdependent with the community, offers a comprehensive array of financial products and services to individuals, businesses, not-for-profit organizations and government entities. Peoples’ business philosophy includes offering direct access to senior management and other officers and providing friendly, informed and courteous service, local and timely decision making, flexible and reasonable operating procedures and consistently applied credit policies.

SOURCE: Peoples Financial Services Corp.
/Contact:	MEDIA/INVESTORS, Marie L. Luciani, Investor Relations Officer, 570.346.7741 or marie.luciani@psbt.com
Co:	Peoples Financial Services Corp.
St:	Pennsylvania
In:	Fin

Safe Harbor Forward-Looking Statements:

We make statements in this press release, and we may from time to time make other statements regarding our outlook or expectations for future financial or operating results and/or other matters regarding or affecting Peoples Financial Services Corp. and Peoples Security Bank and Trust Company (collectively, “Peoples”) that are considered “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements may be identified by the use of such words as “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated,” “intend” and “potential.” For these statements, Peoples claims the protection of the statutory safe harbors for forward-looking statements.

Peoples cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: prevailing economic and political conditions, particularly in our market area; the COVID-19 crisis and the governmental responses to the crisis; credit risk associated with our lending activities; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; our ability to identify and address cyber-security risks and other economic, competitive, governmental, regulatory and technological factors affecting Peoples’ operations, pricing, products and services and other factors that may be described in Peoples’ Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q as filed with the Securities and Exchange Commission from time to time.

In addition to these risks, acquisitions and business combinations, present risks other than those presented by the nature of the business acquired. Acquisitions and business combinations may be substantially more expensive to complete than originally anticipated, and the anticipated benefits may be significantly harder-or take longer-to achieve than expected. As regulated financial institutions, our pursuit of attractive acquisition and business combination opportunities could be negatively impacted by regulatory delays or other regulatory issues. Regulatory and/or legal issues related to the pre-acquisition operations of an acquired or combined business may cause reputational harm to Peoples following the acquisition or combination, and integration of the acquired or combined business with ours may result in additional future costs arising as a result of those issues.

The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, Peoples assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

[TABULAR MATERIAL FOLLOWS]

Summary Data

Peoples Financial Services Corp.

Five Quarter Trend

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2021	2021	2020	2020	2020
Key performance data:
Share and per share amounts:
Net income	$1.18	$1.31	$1.13	$1.14	$1.03
Core net income (1)	$1.18	$1.31	$1.10	$1.09	$1.02
Cash dividends declared	$0.37	$0.37	$0.36	$0.36	$0.36
Book value	$45.11	$44.00	$43.92	$43.30	$42.55
Tangible book value (1)	$36.21	$35.10	$35.00	$34.40	$33.74
Market value:
High	$45.38	$47.34	$40.40	$39.38	$39.40
Low	$41.10	$36.02	$34.47	$32.51	$30.24
Closing	$42.60	$42.24	$36.76	$34.76	$38.19
Market capitalization	$306,836	$304,605	$265,231	$251,743	$280,042
Common shares outstanding	7,202,728	7,211,293	7,215,202	7,242,326	7,332,856
Selected ratios:
Return on average stockholders’ equity	10.71%	12.00%	10.32%	10.58%	9.87%
Core return on average stockholders’ equity (1)	10.72%	11.98%	10.05%	10.12%	9.83%
Return on average tangible stockholders’ equity	13.39%	15.02%	12.96%	13.34%	12.49%
Core return on average tangible stockholders’ equity (1)	13.41%	14.99%	12.62%	12.76%	12.44%
Return on average assets	1.14%	1.32%	1.13%	1.21%	1.13%
Core return on average assets (1)	1.14%	1.32%	1.10%	1.16%	1.12%
Stockholders’ equity to total assets	10.84%	10.59%	10.99%	11.18%	11.56%
Efficiency ratio (2)	55.71%	50.83%	56.35%	55.94%	54.10%
Nonperforming assets to loans, net, and foreclosed assets	0.33%	0.38%	0.48%	0.52%	0.62%
Net charge-offs to average loans, net	0.03%	0.01%	0.05%	0.26%	0.10%
Allowance for loan losses to loans, net	1.20%	1.23%	1.26%	1.21%	1.24%
Interest-bearing assets yield (FTE) (3)	3.32%	3.55%	3.49%	3.73%	3.90%
Cost of funds	0.50%	0.57%	0.67%	0.76%	0.75%
Net interest spread (FTE) (3)	2.81%	2.99%	2.81%	2.97%	3.15%
Net interest margin (FTE) (3)	2.96%	3.15%	3.00%	3.19%	3.36%
(1)	See Reconciliation of Non-GAAP financial measures.
(2)	Total noninterest expense less amortization of intangible assets divided by tax-equivalent net interest income and noninterest income less net gains(losses) on investment securities available-for-sale.
(3)	Tax-equivalent adjustments were calculated using the federal statutory tax rate prevailing during the indicated periods of 21%.

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	June 30	June 30
Six Months Ended	2021	2020
Interest income:
Interest and fees on loans:
Taxable	$40,929	$42,077
Tax-exempt	1,835	1,972
Interest and dividends on investment securities:
Taxable	2,519	2,973
Tax-exempt	801	594
Dividends	48	48
Interest on interest-bearing deposits in other banks	4	30
Interest on federal funds sold	104
Total interest income	46,240	47,694
Interest expense:
Interest on deposits	4,033	6,367
Interest on short-term borrowings	77	675
Interest on long-term debt	185	436
Interest on subordinated debt	887	148
Total interest expense	5,182	7,626
Net interest income	41,058	40,068
Provision for loan losses	(400)	5,300
Net interest income after provision for loan losses	41,458	34,768
Noninterest income:
Service charges, fees, commissions and other	2,809	3,038
Merchant services income	601	586
Commissions and fees on fiduciary activities	1,086	999
Wealth management income	775	618
Mortgage banking income	520	449
Increase in cash surrender value of life insurance	444	380
Interest rate swap revenue	665	719
Net gain (loss) on investment securities	4	(84)
Net gain on sale of investment securities available-for-sale		267
Total noninterest income	6,904	6,972
Noninterest expense:
Salaries and employee benefits expense	13,820	14,904
Net occupancy and equipment expense	6,314	6,121
Amortization of intangible assets	250	308
Other expenses	5,773	5,560
Total noninterest expense	26,157	26,893
Income before income taxes	22,205	14,847
Provision for income tax expense	4,196	1,990
Net income	$18,009	$12,857
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$(5,279)	$9,723
Reclassification adjustment for gains included in net income		(267)
Change in derivative fair value	106	493
Income tax related to other comprehensive income	(1,087)	2,090
Other comprehensive income, net of income taxes	(4,086)	7,859
Comprehensive income	$13,923	$20,716
Share and per share amounts:
Net income - basic	$2.50	$1.75
Net income - diluted	2.49	1.74
Cash dividends declared	$0.74	$0.72
Average common shares outstanding - basic	7,207,588	7,360,517
Average common shares outstanding - diluted	7,242,652	7,391,202

Peoples Financial Services Corp.

Consolidated Statements of Income

(In thousands, except per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2021	2021	2020	2020	2020
Interest income:
Interest and fees on loans:
Taxable	$20,029	$20,900	$20,705	$20,901	$21,160
Tax-exempt	965	870	888	876	941
Interest and dividends on investment securities available-for-sale:
Taxable	1,276	1,243	1,111	1,250	1,420
Tax-exempt	411	390	304	280	295
Dividends	25	23	26	23	25
Interest on interest-bearing deposits in other banks	2	2	4	4	5
Interest on federal funds sold	55	49	47	12	6
Total interest income	22,763	23,477	23,085	23,346	23,852
Interest expense:
Interest on deposits	1,941	2,092	2,614	2,758	2,864
Interest on short-term borrowings	6	71	91	82	102
Interest on long-term debt	82	103	127	139	231
Interest on subordinated debt	444	443	444	443	148
Total interest expense	2,473	2,709	3,276	3,422	3,345
Net interest income	20,290	20,768	19,809	19,924	20,507
Provision for loan losses	100	(500)	1,050	1,050	1,800
Net interest income after provision for loan losses	20,190	21,268	18,759	18,874	18,707
Noninterest income:
Service charges, fees, commissions and other	1,625	1,184	2,187	1,584	1,433
Merchant services income	508	93	101	137	472
Commissions and fees on fiduciary activities	553	533	551	575	493
Wealth management income	417	358	392	272	231
Mortgage banking income	208	312	658	488	312
Increase in cash surrender value of life insurance	225	219	202	192	193
Interest rate swap revenue	(132)	797	374	1,228	249
Net gain (loss) on investment securities	(17)	21	76	2	39
Net gain on sale of investment securities available-for-sale			194	457
Total noninterest income	3,387	3,517	4,735	4,935	3,422
Noninterest expense:
Salaries and employee benefits expense	7,250	6,570	7,400	7,831	7,048
Net occupancy and equipment expense	3,047	3,267	3,588	3,131	3,042
Amortization of intangible assets	125	125	144	154	154
Other expenses	3,106	2,667	2,869	2,858	2,998
Total noninterest expense	13,528	12,629	14,001	13,974	13,242
Income before income taxes	10,049	12,156	9,493	9,835	8,887
Income tax expense	1,518	2,678	1,308	1,523	1,311
Net income	$8,531	$9,478	$8,185	$8,312	$7,576
Other comprehensive income:
Unrealized gain (loss) on investment securities available-for-sale	$2,470	$(7,749)	$(305)	$(639)	$2,094
Reclassification adjustment for gains included in net income			(194)	(457)
Change in benefit plan liabilities			(1,398)
Change in derivative fair value	(135)	242	(41)	(137)	(543)
Income tax related to other comprehensive income	490	(1,576)	(407)	(260)	326
Other comprehensive income, net of income taxes	1,845	(5,931)	(1,531)	(973)	1,225
Comprehensive income	$10,376	$3,547	$6,654	$7,339	$8,801
Share and per share amounts:
Net income - basic	$1.18	$1.31	$1.13	$1.14	$1.03
Net income - diluted	1.18	1.31	1.13	1.14	1.03
Cash dividends declared	$0.37	$0.37	$0.36	$0.36	$0.36
Average common shares outstanding - basic	7,204,261	7,210,952	7,222,810	7,277,189	7,341,636
Average common shares outstanding - diluted	7,239,325	7,246,016	7,257,874	7,312,253	7,376,700

Peoples Financial Services Corp.

Details of Net Interest and Net Interest Margin

(In thousands, fully taxable equivalent basis)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2021	2021	2020	2020	2020
Net interest income:
Interest income
Loans, net:
Taxable	$20,029	$20,900	$20,705	$20,901	$21,160
Tax-exempt	1,222	1,101	1,124	1,109	1,191
Total loans, net	21,251	22,001	21,829	22,010	22,351
Investments:
Taxable	1,301	1,266	1,137	1,273	1,445
Tax-exempt	520	494	385	354	374
Total investments	1,821	1,760	1,522	1,627	1,819
Interest on interest-bearing balances in other banks	2	2	4	4	5
Federal funds sold	55	49	47	12	6
Total interest income	23,129	23,812	23,402	23,653	24,181
Interest expense:
Deposits	1,941	2,092	2,614	2,758	2,864
Short-term borrowings	6	71	91	82	102
Long-term debt	82	103	127	139	231
Subordinated debt	444	443	444	443	148
Total interest expense	2,473	2,709	3,276	3,422	3,345
Net interest income	$20,656	$21,103	$20,126	$20,231	$20,836
Loans, net:
Taxable	3.87%	4.13%	3.98%	4.04%	4.19%
Tax-exempt	3.30%	3.56%	3.80%	3.70%	3.75%
Total loans, net	3.83%	4.09%	3.97%	4.02%	4.16%
Investments:
Taxable	1.97%	1.97%	2.03%	2.09%	2.24%
Tax-exempt	2.66%	2.78%	3.30%	3.56%	3.46%
Total investments	2.13%	2.15%	2.25%	2.30%	2.41%
Interest-bearing balances with banks	0.08%	0.06%	0.06%	0.08%	0.16%
Federal funds sold	0.10%	0.10%	0.10%	0.11%	0.14%
Total interest-bearing assets	3.32%	3.55%	3.49%	3.73%	3.90%
Interest expense:
Deposits	0.41%	0.46%	0.57%	0.65%	0.72%
Short-term borrowings	0.33%	0.57%	0.72%	0.65%	0.44%
Long-term debt	2.98%	2.88%	2.70%	2.59%	1.13%
Subordinated debt	5.38%	5.38%	5.38%	5.37%	5.38%
Total interest-bearing liabilities	0.50%	0.57%	0.67%	0.76%	0.75%
Net interest spread	2.81%	2.98%	2.81%	2.97%	3.15%
Net interest margin	2.96%	3.15%	3.00%	3.19%	3.36%

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
At period end	2021	2021	2020	2020	2020
Assets:
Cash and due from banks	$41,789	$30,786	$29,287	$42,940	$27,146
Interest-bearing balances in other banks	10,262	8,432	15,905	20,972	14,788
Federal funds sold	196,000	264,100	183,000	102,300	10,000
Investment securities:
Available-for-sale	336,449	333,753	295,911	247,404	287,709
Equity investments carried at fair value	142	159	138	341	338
Held-to-maturity	7,104	7,166	7,225	7,297	7,401
Loans held for sale	1,545	458	837	2,161	1,939
Loans, net	2,236,826	2,179,534	2,177,982	2,188,463	2,181,909
Less: allowance for loan losses	26,739	26,783	27,344	26,584	26,957
Net loans	2,210,087	2,152,751	2,150,638	2,161,879	2,154,952
Premises and equipment, net	46,305	46,777	47,045	47,926	48,378
Accrued interest receivable	7,844	8,206	8,255	8,595	8,368
Goodwill	63,370	63,370	63,370	63,370	63,370
Other intangible assets, net	710	835	960	1,104	1,257
Bank owned life insurance	42,750	42,530	42,316	37,099	35,412
Other assets	33,379	36,146	38,915	62,274	39,366
Total assets	$2,997,736	$2,995,469	$2,883,802	$2,805,662	$2,700,424
Liabilities:
Deposits:
Noninterest-bearing	$672,274	$661,262	$622,475	$579,196	$575,206
Interest-bearing	1,939,492	1,889,154	1,814,638	1,777,688	1,634,918
Total deposits	2,611,766	2,550,416	2,437,113	2,356,884	2,210,124
Short-term borrowings		51,980	50,000	50,000	50,000
Long-term debt	3,752	14,264	14,769	20,269	60,938
Subordinated debt	33,000	33,000	33,000	33,000	33,000
Accrued interest payable	469	1,120	736	1,289	872
Other liabilities	23,858	27,358	31,307	30,597	33,446
Total liabilities	2,672,845	2,678,138	2,566,925	2,492,039	2,388,380
Stockholders’ equity:
Common stock	14,407	14,423	14,414	14,468	14,649
Capital surplus	128,719	128,854	129,291	130,038	133,002
Retained earnings	183,702	177,836	171,023	165,437	159,739
Accumulated other comprehensive gain (loss)	(1,937)	(3,782)	2,149	3,680	4,654
Total stockholders’ equity	324,891	317,331	316,877	313,623	312,044
Total liabilities and stockholders’ equity	$2,997,736	$2,995,469	$2,883,802	$2,805,662	$2,700,424

Peoples Financial Services Corp.

Consolidated Balance Sheets

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Average quarterly balances	2021	2021	2020	2020	2020
Assets:
Loans, net:
Taxable	$2,075,808	$2,054,120	$2,068,600	$2,059,357	$2,032,852
Tax-exempt	148,747	125,352	117,650	119,202	127,624
Total loans, net	2,224,555	2,179,472	2,186,250	2,178,559	2,160,476
Investments:
Taxable	264,490	260,238	223,333	241,904	260,160
Tax-exempt	78,521	72,177	46,361	39,591	43,466
Total investments	343,011	332,415	269,694	281,495	303,626
Interest-bearing balances with banks	9,653	13,260	26,232	20,250	12,595
Federal funds sold	220,247	191,720	185,874	45,439	17,480
Total interest-bearing assets	2,797,466	2,716,867	2,668,050	2,525,743	2,494,177
Other assets	199,082	197,178	204,348	199,433	210,017
Total assets	$2,996,548	$2,914,045	$2,872,398	$2,725,176	$2,704,194
Liabilities and stockholders’ equity:
Deposits:
Interest-bearing	$1,921,754	$1,833,661	$1,829,248	$1,690,440	$1,605,841
Noninterest-bearing	680,431	634,806	596,880	587,448	574,194
Total deposits	2,602,185	2,468,467	2,426,128	2,277,888	2,180,035
Short-term borrowings	7,300	50,470	50,000	50,038	93,447
Long-term debt	11,025	14,509	18,699	21,354	82,117
Subordinated debt	33,000	33,000	33,000	33,000	11,074
Other liabilities	23,420	23,371	28,946	30,454	28,798
Total liabilities	2,676,930	2,589,817	2,556,773	2,412,734	2,395,471
Stockholders’ equity	319,618	320,228	315,625	312,442	308,723
Total liabilities and stockholders’ equity	$2,996,548	$2,910,045	$2,872,398	$2,725,176	$2,704,194

Peoples Financial Services Corp.

Asset Quality Data

(In thousands)

	June 30	Mar 31	Dec 31	Sept 30	June 30
	2021	2021	2020	2020	2020
At quarter end
Nonperforming assets:
Nonaccrual/restructured loans	$7,216	$8,073	$9,799	$10,692	$12,214
Accruing loans past due 90 days or more	49	172	71	52	291
Foreclosed assets	29	131	632	649	964
Total nonperforming assets	$7,294	$8,376	$10,502	$11,393	$13,469

Three months ended
Allowance for loan losses:
Beginning balance	$26,783	$27,344	$26,584	$26,957	$25,686
Charge-offs	190	195	522	1,542	617
Recoveries	46	134	232	119	88
Provision for loan losses	100	(500)	1,050	1,050	1,800
Ending balance	$26,739	$26,783	$27,344	$26,584	$26,957

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	June 30	Mar 31	Dec 31	Sept 30	June 30
Three months ended	2021	2021	2020	2020	2020
Core net income per share:
Net income GAAP	$8,531	$9,478	$8,185	$8,312	$7,576
Adjustments:
Less: gain on investment securities	17	(21)	(270)	(459)	(39)
Add: gain on investment securities tax adjustment	(4)	4	57	96	8
Net income Core	$8,544	$9,461	$7,972	$7,949	$7,545
Average common shares outstanding - diluted	7,239,325	7,246,016	7,257,874	7,312,253	7,376,700
Core net income per share	$1.18	$1.31	$1.10	$1.09	$1.02
Tangible book value:
Total stockholders’ equity	$324,891	$317,331	$316,877	$313,623	$312,044
Less: Goodwill	63,370	63,370	63,370	63,370	63,370
Less: Other intangible assets, net	710	835	960	1,104	1,257
Total tangible stockholders’ equity	$260,811	$253,126	$252,547	$249,149	$247,417
Common shares outstanding	7,202,728	7,211,293	7,215,202	7,242,326	7,332,856
Tangible book value per share	$36.21	$35.10	$35.00	$34.40	$33.74
Core return on average stockholders’ equity:
Net income GAAP	$8,531	$9,478	$8,185	$8,312	$7,576
Adjustments:
Less: gain on investment securities	17	(21)	(270)	(459)	(39)
Add: gain on investment securities tax adjustment	(4)	4	57	96	8
Net income Core	$8,544	$9,461	$7,972	$7,949	$7,545
Average stockholders’ equity	$319,618	$320,228	$315,625	$312,442	$308,723
Core return on average stockholders’ equity	10.72%	11.98%	10.05%	10.12%	9.83%
Return on average tangible equity:
Net income GAAP	$8,531	$9,478	$8,185	$8,312	$7,576
Average stockholders’ equity	$319,618	$320,228	$315,625	$312,442	$308,723
Less: average intangibles	64,143	64,268	64,402	64,551	64,704
Average tangible stockholders’ equity	$255,475	$255,960	$251,223	$247,891	$244,019
Return on average tangible stockholders’ equity	13.39%	15.02%	12.96%	13.34%	12.49%
Core return on average tangible stockholders’ equity:
Net income GAAP	$8,531	$9,478	$8,185	$8,312	$7,576
Adjustments:
Less: gain on investment securities	17	(21)	(270)	(459)	(39)
Add: gain on investment securities tax adjustment	(4)	4	57	96	8
Net income Core	$8,544	$9,461	$7,972	$7,949	$7,545
Average stockholders’ equity	$319,618	$320,228	$315,625	$312,442	$308,723
Less: average intangibles	64,143	64,268	64,402	64,551	64,704
Average tangible stockholders’ equity	$255,475	$255,960	$251,223	$247,891	$244,019
Core return on average tangible stockholders’ equity	13.41%	14.99%	12.62%	12.76%	12.44%
Core return on average assets:
Net income GAAP	$8,531	$9,478	$8,185	$8,312	$7,576
Adjustments:
Less: (gain) loss on investment securities	17	(21)	(270)	(459)	(39)
Add: (gain) loss on investment securities tax adjustment	(4)	4	57	96	8
Net income Core	$8,544	$9,461	$7,972	$7,949	$7,545
Average assets	$2,996,548	$2,914,045	$2,872,398	$2,725,176	$2,704,194
Core return on average assets	1.14%	1.32%	1.10%	1.16%	1.12%

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

	June 30	June 30
Six Months Ended	2021	2020
Core net income per share:
Net income (GAAP)	$18,009	$12,857
Adjustments:
Less: Gain on investment securities	4	183
Add: Gain on investment securities tax adjustment	(1)	(38)
Net income Core	$18,006	$12,712
Average basic common shares outstanding	7,207,588	7,360,517
Average diluted common shares outstanding	7,242,652	7,391,202
Core net income per share - basic	$2.50	$1.73
Core net income per share - diluted	$2.49	$1.72

Peoples Financial Services Corp.

Reconciliation of Non-GAAP Financial Measures

(In thousands, except share and per share data)

The following table reconciles the non-GAAP financial measures of FTE net interest income for the three and six months ended June 30, 2021 and 2020:

Three months ended June 30	2021	2020
Interest income (GAAP)	$22,763	$23,852
Adjustment to FTE	366	329
Interest income adjusted to FTE (non-GAAP)	23,129	24,181
Interest expense	2,473	3,345
Net interest income adjusted to FTE (non-GAAP)	$20,656	$20,836

Six months ended June 30	2021	2020
Interest income (GAAP)	$46,240	$47,694
Adjustment to FTE	701	682
Interest income adjusted to FTE (non-GAAP)	46,941	48,376
Interest expense	5,182	7,626
Net interest income adjusted to FTE (non-GAAP)	$41,759	$40,750

The efficiency ratio is noninterest expenses, less amortization of intangible assets, as a percentage of FTE net interest income plus noninterest income less gains on equity securities and gains on sale of assets. The following table reconciles the non-GAAP financial measures of the efficiency ratio to GAAP for the three and six months ended June 30, 2021 and 2020:

Three months ended June 30	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$13,528	$13,242
Less: amortization of intangible assets expense	125	154
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	13,403	13,088

Net interest income (GAAP)	20,290	20,507
Plus: taxable equivalent adjustment	366	329
Noninterest income (GAAP)	3,387	3,422
Less: net gains (loss) on equity securities	(17)	39
Net interest income (FTE) plus noninterest income (non-GAAP)	$24,060	$24,219

Efficiency ratio (non-GAAP)	55.71%	54.10%

Six months ended June 30	2021	2020
Efficiency ratio (non-GAAP):
Noninterest expense (GAAP)	$26,157	$26,893
Less: amortization of intangible assets expense	250	308
Noninterest expense adjusted for amortization of assets expense (non-GAAP)	25,907	26,585

Net interest income (GAAP)	41,058	40,068
Plus: taxable equivalent adjustment	701	682
Noninterest income (GAAP)	6,904	6,972
Less: net gains (losses) on equity securities	4	(84)
Less: net gains on sale of investment securities		267
Net interest income (FTE) plus noninterest income (non-GAAP)	$48,659	$47,539

Efficiency ratio (non-GAAP)	53.24%	55.90%